AMENDED RULE 18f-3 PLAN

1. A portfolio of the RBB Fund, Inc. (“Portfolio”) may issue more than one class of voting stock (“Class”), provided that:

(a) Each such Class:

(1) (i) Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

(ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio’s assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(2) Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

(3) Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

(4) Shall have in all other respects the same rights and obligations as each other class.

(b) Expenses may be waived or reimbursed by the Portfolio’s adviser, underwriter, or any other provider of services to the Portfolio.

(c) (1) Any payments made under paragraph (a)(1)(i) of this Amended Rule 18f-3 Plan (the “Plan”) shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

(2) Before any vote on the Plan or Appendix A, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

(3) The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

(d) A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

Appendix A

RBB FUND

Current Distribution Fee Levels

As of August, 2009

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1

Bear Stearns Asset Management Inc.
Bear Stearns CUFS MLP Mortgage Portfolio	1 Class	XXX	No	No

BlackRock Institutional Management Corp.
Money Market Portfolio	Sansom Street Class	I	No	0.10%
	Bedford Class	L	0.65%	No

Bogle Investment Management L.P.
Small Cap Growth Fund	Investor Class Institutional Class	OOO NNN	No No	0.10% [0.25%] No

Robeco Investment Management
Robeco Boston Partners Mid Cap Value Fund	Investor Class Institutional Class	TT UU	0.25% No	No No
Robeco Boston Partners Long/Short Equity Fund	Investor Class Institutional Class	JJJ III	0.25% No	No No
Robeco Boston Partners Small Cap Value Fund II	Investor Class Institutional Class	EEE DDD	0.25% No	No No
Robeco Boston Partners All-Cap Value Fund	Investor Class Institutional Class	WW VV	0.25% No	No No
Robeco Robeco WPG Small Cap Value Fund	Institutional Class	UUU	No	0.25%

Hilliard Lyons Research Trust
Senbanc Fund	1 Class	WWW	0.60%	No

Marvin & Palmer Associates, Inc.
Marvin & Palmer Large Cap Growth Fund	1 Class	ZZZ	No	No

Schneider Capital Management
Schneider Small Cap Value Fund	1 Class	YY	No	No
Schneider Value Fund	1 Class	PPP	No	No

Sustainable Asset Management
SAM Sustainable Climate Fund	Investor Class Institutional Class Class A Class C	JJJJ KKKK LLLL MMMM	0.25% No 0.25% 0.75%	No No No No
SAM Sustainable Water Fund	Investor Class Institutional Class Class A Class C	FFFF GGGG HHHH IIII	0.25% No 0.25% 0.75%	No No No No

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1
SAM Sustainable Global Active Fund	Investor Class Institutional Class	SSSS TTTT	0.25% No	No No
SAM Sustainable Themes Fund	Investor Class Institutional Class	UUUU VVVV	0.25% No	No No

Abundance Technologies, Inc.
Free Market U.S. Equity Fund	1 Class	BBBB	No	No
Free Market International Equity Fund	1 Class	CCCC	No	No
Free Market Fixed Income Fund	1 Class	DDDD	No	No

Perimeter Capital Management, LLC
Perimeter Small Cap Growth Fund	Investor Class I Shares Class	WWWW XXXX	0.25% No	No No

APPENDIX B

EXCHANGE PRIVILEGES OF THE PORTFOLIOS

OF THE RBB FUND, INC.

FAMILY	Each Portfolio (Class) . . .	May Be Exchanged For Any of
Robeco Investment Funds (Institutional Classes)

Robeco Boston Partners Mid Cap Value (TT)

Robeco Boston Partners All-Cap Value (VV)

Robeco Boston Partners Small Cap Value II (DDD)

Robeco Boston Partners Long/Short Equity (III)

Robeco WPG Small Cap Value Fund (UUU)

SAM Sustainable Water (GGGG)

SAM Sustainable Climate (KKKK)

SAM Sustainable Global Active (TTTT)

SAM Sustainable Themes (VVVV)

Robeco Boston Partners Mid Cap Value (TT)

Robeco Boston Partners All-Cap Value (VV)

Robeco Boston Partners Small Cap Value II (DDD)

Robeco Boston Partners Long/Short Equity (III)

Robeco WPG Small Cap Value Fund (UUU)

SAM Sustainable Water (GGGG)

SAM Sustainable Climate (KKKK)

SAM Sustainable Global Active (TTTT)

SAM Sustainable Themes (VVVV)

Robeco Investment Funds (Investor Classes)

Robeco Boston Partners Mid Cap Value (UU)

Robeco Boston Partners Large Cap Value (RR)

Robeco Boston Partners All-Cap Value (WW)

Robeco Boston Partners Small Cap Value II (EEE)

Robeco Boston Partners Long/Short Equity Fund (JJJ)

SAM Sustainable Water (FFFF)

SAM Sustainable Climate (JJJJ)

SAM Sustainable Global Active (SSSS)

SAM Sustainable Themes (UUUU)

Robeco Boston Partners Mid Cap Value (UU)

Robeco Boston Partners Large Cap Value (RR)

Robeco Boston Partners All-Cap Value (WW)

Robeco Boston Partners Small Cap Value II (EEE)

Robeco Boston Partners Long/Short Equity Fund (JJJ)

SAM Sustainable Water (FFFF)

SAM Sustainable Climate (JJJJ)

SAM Sustainable Global Active (SSSS)

SAM Sustainable Themes (UUUU)

Robeco Investment Funds (Class A)	SAM Sustainable Water (HHHH) SAM Sustainable Climate (LLLL)	Sustainable Water (HHHH) Sustainable Climate (LLLL)
Robeco Investment Funds (Class C)	SAM Sustainable Water (IIII) SAM Sustainable Climate (MMMM)	Sustainable Water (IIII) Sustainable Climate (MMMM)
Abundance Free Market Funds (I Class)	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)

*During periods when these Portfolios are closed they are not eligible for exchange.

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